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EXHIBIT 23(j)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references in our firm in the Registration Statement on Form N-1A of Stratton Funds, Inc. comprising, respectively, the Stratton Small-Cap Yield Fund and Stratton Special Value Fund and to the use of our report dated January 15, 1999 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.

                                       /s/ Tait, Weller & Baker
                                       TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 24, 1999